                                                                     EXHIBIT 5.1

January 19, 1999



Board of Directors
Specialty Chemical Resources, Inc.
9055 S. Freeway Drive
Macedonia, Ohio 44056

     Re: Specialty Chemical Resources, Inc. Registration Statement on Form
         S-3

Gentlemen:

         It is our understanding that Specialty Chemical Resources, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, a Registration Statement on Form S-3 (Registration Statement No. 333-66737) (the "Registration Statement"), which Registration Statement relates to the registration of (a) $1,800,000 aggregate principal amount of the Company's 6% Convertible Subordinated Notes Due 2009 (the "Notes"), to be issued pursuant to the terms of an Indenture to be executed by the Company and Bank One, N.A., the Trustee (the "Indenture"), (b) subscription rights to purchase the Notes (the "Rights") which will be distributed to record holders of the Company's common stock, $.10 par value per share ("Common Stock") and 6% Convertible Subordinated Notes Due 2006, on an as converted basis, and (c) shares of Common Stock issuable on conversion of the Notes (the "Conversion Shares").

         You have requested our opinion in connection with the Company's filing of the Registration Statement. In this regard, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, all of such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion expressed in this letter including, without limitation, the Indenture, the form of the Note, the Company's Restated Certificate of Incorporation and the Registration Statement.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to facts material to the opinions expressed in this letter, we have relied on statements and certificates of officers of the Company and of state authorities.

         We have investigated such questions of law for the purpose of rendering the opinions in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the General Corporation Law of the State of Delaware.

Board of Directors
Specialty Chemical Resources, Inc.
January 19, 1999
Page 2



         The opinions expressed herein assume that there is no change in the facts, circumstances and law in effect on the date of this opinion, particularly as they relate to corporate authority and the Company's good standing under Delaware law.

         On the basis of and in reliance on the foregoing, we are of the opinion that:

         1. The Notes, when executed and authenticated in accordance with the terms of the Indenture, will be valid obligations of the Company enforceable against the Company in accordance with their terms.

         2. The Conversion Shares, when issued and paid for in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

         3.       The Rights have been validly issued.

         The above opinions are subject to the following additional limitations, qualifications and exceptions:

         A. The effect and application of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect which relate to or limit creditors' rights generally;

         B. The effect and application of general principles of equity, whether considered in a proceeding in equity or at law;

         C. Limitations imposed by or resulting from exercise by any court of its discretion; and

         D. Limitations imposed by reason of generally applicable public policy principles or considerations.

         The opinions in this letter are rendered only to the Company in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Registration Statement under the heading "Legal Matters" as counsel to the Company. This opinion may not be relied upon by the Company for any

Board of Directors
Specialty Chemical Resources, Inc.
January 19, 1999
Page 3



other purpose, or relied upon by any other person, firm by entity for any purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in part.

                                        Very truly yours,



                                        BENESCH, FRIEDLANDER
                                             COPLAN & ARONOFF LLP